August 22, 2003


Bowater Incorporated
55 East Camperdown Way (29601)
Post Office Box 1028
Greenville, South Carolina  29602-1028

Ladies and Gentlemen:

         I am the Vice President - General Counsel and Secretary of Bowater Incorporated, a Delaware corporation (the "Company") and sponsor of Bowater Capital Trust I and Bowater Capital Trust II, each a Delaware statutory trust (each a "Trust" and together the "Trusts"), and I have acted as such in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to (i) the Company's common stock, par value $1.00 (the "Common Stock"); (ii) shares of preferred stock of the Company in one or more series (the "Preferred Stock"); (iii) unsecured senior, subordinated or junior subordinated debt securities (collectively, the "Debt Securities"); (iv)
warrants to purchase Common Stock, Preferred Stock, depositary shares as described below, Debt Securities, or any combination of these securities (the "Warrants"); (v) Preferred Stock depositary shares (the "Depositary Shares") that may be evidenced by depositary receipts issued pursuant to a deposit agreement (the "Deposit Agreement"); (vi) stock purchase contracts to purchase Common Stock, Preferred Stock and/or Depositary Shares (the "Stock Purchase Contracts"), (vii) stock purchase units ("Stock Purchase Units"), each representing ownership of one or more Stock Purchase Contracts together with other securities (including without limitation shares of Common Stock or Preferred Stock, Depositary Shares, Warrants, Debt Securities, Trust Preferred Securities issued by either Trust, debt obligations of third parties (including U.S. treasury securities), any other security described in the applicable prospectus supplement and any combination of these; (viii) trust preferred securities of the Trusts (the "Trust Preferred Securities") and (ix) the guarantee by the Company of the Trust Preferred Securities (the "Guarantees"). The Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units, Trust Preferred Securities and Guarantees are collectively referred to as the "Offered Securities." The Debt Securities are to be issued pursuant to indentures (the indentures for each of the senior, subordinated and junior subordinated debt securities are referred to collectively as the "Indentures"), each with The Bank of New York, as trustee.

         I have examined the Company's Restated Certificate of Incorporation and bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, certification of public officials, statutes and other instruments and documents as a basis for the opinion hereinafter expressed. In giving such opinion, I have relied without investigation upon information provided by officers of the Company with respect to factual matters. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than signatures of officers of the Company), the due authorization by and requisite corporate (or other) authority of all parties other than the Company and the Trusts with respect to the execution, delivery and performance of all applicable agreements or instruments, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies thereof.

         In connection with this opinion, I have assumed that at or prior to the time of the delivery of any Offered Securities: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), related to the Offered Securities will have become effective under the Act and that its effectiveness will not have been terminated or rescinded; (ii) a prospectus

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August 22, 2003
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supplement will have been prepared and filed with the Commission  describing the
Offered Securities offered thereby; (iii) all Offered Securities will be issued and sold in compliance with the Company's Restated Certificate of Incorporation and bylaws, applicable federal and state securities laws, and Delaware law and in the manner stated in the Registration Statement and appropriate prospectus supplement; (iv) there will not have occurred any change in law affecting the validity or enforceability of the Offered Securities, and (v) one or more definitive purchase, underwriting, sales agency, or similar agreement with respect to the Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and the offering will have been made in accordance with such agreement.

         On the basis of the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of Delaware.

     2. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of shares of its Common Stock and (b) certificates evidencing such shares of Common Stock have been duly executed by duly authorized officers of the Company, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received has a value not less than the par value of such shares of Common Stock and that a sufficient number of shares of Common Stock are authorized and available for issuance), all in accordance with such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     3.   When (a)  appropriate  corporate  action has been taken by the Company
          (i) to authorize the issuance and sale of a series of Preferred Stock,
          (ii) to establish the terms thereof so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) to authorize and approve the form, terms, execution and delivery of certificates evidencing the Preferred Stock of such series, and (iv) to authorize and approve the form, terms, execution and delivery of a certificate of designation with respect to the Preferred Stock of such series (the "Certificate of Designation") and the filing thereof with the Secretary of State of the State of Delaware (the "Secretary of State"); (b) the Certificate of Designation (as so authorized and approved) has been duly executed and acknowledged by duly authorized officers of the Company and duly filed with the Secretary of State and shall have become effective; and
          (c) certificates evidencing the Preferred Stock of such series (in such form and with such terms) have been duly executed by duly authorized officers of the Company, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received has a value not less than the par value of such shares of Preferred Stock and that a sufficient number of shares of Preferred Stock are authorized and available for issuance), all in accordance with such corporate action, such Preferred Stock will be validly issued, fully paid and nonassessable.

     4. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Debt Securities and to authorize and approve the form, terms, execution and delivery of such Debt Securities, the related Indenture and any supplemental indenture or certificate establishing the form and terms of such Debt Securities

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Bowater Incorporated
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          pursuant to such Indenture,  (b) appropriate  action has been taken by the Company in accordance with such Indenture to authorize the issuance and establish the form and terms of such Debt Securities, (c) such Indenture and any such supplemental indenture or officers' certificate have been duly executed and delivered by the Company and, in the case of such Indenture and any such supplemental indenture, a trustee duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (d) certificates evidencing the Debt Securities of such series (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such trustee, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with such corporate and other action, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Warrants and the issuance and delivery of the Offered Securities issuable upon exercise of such Warrants (the "Underlying Securities"), and to authorize and approve the form, terms, execution and delivery of certificates evidencing such Warrants and a related Warrant Agreement, if any, (b) the Warrant Agreement, if any, has been duly executed and delivered by the Company and the warrant agent thereunder, (c) certificates evidencing such Warrants (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such warrant agent, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company, and (d) appropriate corporate action has been taken by the Company to reserve the Underlying Securities for issuance upon exercise of such Warrants upon payment of the exercise price therefor, all in accordance with any applicable Warrant Agreement and such corporate action, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     6. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Depositary Shares representing fractional interests in Preferred Stock of a particular series and the issuance of any depositary receipts evidencing such Depositary Shares (the "Depositary Receipts") and to authorize and approve the form, terms, execution and delivery of any such Depositary Receipts and a related Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) such Deposit Agreement has been duly executed and delivered by the Company and the depositary thereunder, (c) appropriate corporate action has been taken by the Company to authorize the issuance, sale and delivery of such Preferred Stock and the deposit thereof with such depositary pursuant to the Deposit Agreement, (d) such Preferred Stock shall have been duly authorized and validly issued, shall be fully paid and non-assessable and shall have been deposited with such depositary in accordance with such Deposit Agreement, and (e) such depositary shall have duly executed, issued and delivered any Depositary Receipts (in such form and with such terms) evidencing such Depositary Shares against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with such Deposit Agreement, and such corporate action, any such Depositary Receipts will entitle the holders thereof to the rights provided therein and in such Deposit Agreement.


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Bowater Incorporated
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     7.   When (a) appropriate corporate action has been taken by the Company to authorize the issuance of Stock Purchase Contracts and to authorize and approve the form, terms, execution and delivery of the Stock Purchase Contracts, (b) appropriate corporate action has been taken with respect to the securities to which the Stock Purchase Contracts relate and such securities are duly reserved for issuance, validly issued, fully paid and non-assessable, and (c) such Stock Purchase Contracts have been duly executed and delivered by the Company, all in accordance with such corporate action, such Stock Purchase Contracts will entitle the holders thereof to the rights provided therein ,such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     8. When (a) appropriate corporate action has been taken by the Company to authorize the issuance of Stock Purchase Units and to authorize and approve the form, terms, execution and delivery of the Stock Purchase Units, (b) such Stock Purchase Units have been duly executed and delivered by the Company, (c) appropriate corporate action has been taken to authorize the issuance and delivery of the securities comprising a part of the Stock Purchase Units and such securities are, as applicable, duly reserved for issuance, validly issued, fully paid and non-assessable, and (d) all requisite action has been taken to effect the issuance, sale and delivery of the securities comprising part of the Stock Purchase Units, all in accordance with such corporate action, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     9. When (a) appropriate corporate action has been taken by the Company to authorize the issuance of Guarantees with respect to the Trust Preferred Securities of a Trust and to authorize and approve the form, terms, execution and delivery of a related Guarantee Agreement, (b) such Guarantee Agreement has been duly executed and delivered by the Company and a trustee duly qualified under the Trust Indenture Act,
          (c) the Amended and Restated Declaration of Trust of such Trust shall have been duly authorized, executed and delivered by the parties thereto (including a property trustee duly qualified under the Trust Indenture Act), and (d) such Trust Preferred Securities and the common securities of such Trust shall have been duly authorized and validly issued, shall be fully paid and (in the case of such Trust Preferred Securities) nonassessable, and shall be undivided beneficial interests in the assets of such Trust, all in accordance with such Guarantee Agreement, the Amended and Restated Declaration of Trust and such corporate action, such Guarantee Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         The legality of the Trust Preferred Securities to be issued by the Trusts will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts.

         This letter speaks only as of its date and applies only to the matters specifically covered by this letter. I expressly disclaim any obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if I become aware of any facts that might change the opinions expressed above after the date of this opinion. This opinion is limited to the matters expressly set forth herein, and no other opinion is implied or may be inferred beyond the matters expressly stated herein. My opinion that any document, instrument or security is valid, binding and enforceable is qualified in that (A) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by applicable law and public policy


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Bowater Incorporated
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considerations. In addition, no opinion is given as to the enforceability of any provision: (a) regarding consent to jurisdiction in federal court or selection of forum or venue; (b) requiring or in effect requiring that any waiver or amendment to any provision or document may be effected only in writing; and (c) providing that rights or remedies are cumulative to the extent that remedies are potentially mutually exclusive.

         I am admitted to practice in the State of New York, and I express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America. I further express no opinion as to any state securities or blue sky laws. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,


                                /s/ Harry F. Geair
                                Harry F. Geair
                                Vice President -- General Counsel and Secretary